EXHIBIT 99.1


DECATUR, AL (September 16, 2003) - Heritage Financial Holding Corporation (the "Corporation") is pleased to announce the appointment of Larry R. Mathews as President and Chief Executive Officer of the Corporation, effective September 9, 2003. Mr. Mathews has served as President and Chief Executive Officer of Heritage Bank, the Corporation's subsidiary, since October 23, 2002, and was elected as a director of the Corporation at the 2003 annual meeting of stockholders on May 20, 2003. Harold B. Jeffreys, who is resigning as Interim Chief Executive Officer of the Corporation, will continue to serve on the Corporation's Board of Directors.

Heritage Financial Holding Corporation is a community bank holding company with headquarters in Decatur, Alabama. Heritage Bank has banking centers located in Birmingham, Decatur, Huntsville and other communities in north central Alabama.

Cautionary  Statement  Regarding  Forward-Looking  Statements

With the exception of historical information, this press release may contain forward-looking statements which involve a number of risks and uncertainties and which are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Corporation cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, changes in interest rates; significant changes in the economy which could materially change anticipated credit quality trends and the Corporation's ability to generate loans; significant delay in or inability to execute strategic initiatives designed to grow revenue and/or control expenses; an increase in credit losses (including increases due to a worsening of general economic conditions); regulatory developments that may affect the Corporation's business; financial, legal, regulatory, accounting or other changes that may affect investment in, or the overall performance of, a product or business, including changes in existing law and regulation affecting the banking industry and the financial services industry in general; and continued intense competition from numerous providers of products and services which compete with Heritage Bank; and other factors listed form time to time in the Corporation's SEC reports including, but not limited to, the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 (Part I, Item I, Business - Cautionary Notice Regarding Forward-Looking Statements) as filed with the Securities and Exchange Commission. The Corporation disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.


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